UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2023
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WASHINGTON FEDERAL INC
(Exact name of registrant as specified in its charter)
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Washington	001-34654		91-1661606
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

425 Pike Street	Seattle	Washington	98101
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code (206) 624-7930
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	WAFD	NASDAQ Stock Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 4.875% Fixed Rate Series A Non-Cumulative Perpetual Preferred Stock	WAFDP	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders
On May 4, 2023, Washington Federal, Inc. ("Washington Federal") held a virtual special meeting of shareholders (the "Special Meeting") in connection with the agreement and plan of reorganization ("the merger agreement"), dated as of November 13, 2022, by and between Washington Federal and Luther Burbank Corporation ("Luther Burbank"). Pursuant to the merger agreement, Luther Burbank will merge with and into Washington Federal, with Washington Federal as the surviving institution (the "merger"). Thereafter, Luther Burbank’s wholly-owned bank subsidiary, Luther Burbank Savings, a California-chartered bank (“LB Savings”), will be merged with and into Washington Federal Bank, dba WaFd Bank, a Washington state chartered commercial bank and the wholly-owned bank subsidiary of Washington Federal (“WaFd Bank”), with WaFd Bank as the surviving bank.

At the Special Meeting, Washington Federal’s shareholders considered certain matters related to the merger, each of which is described more fully in the joint proxy statement/prospectus of Washington Federal and Luther Burbank dated March 28, 2023 (the “Joint Proxy Statement/Prospectus”). A total of 53,915,509 shares of Washington Federal’s common stock were represented in person or by proxy at the Special Meeting, which represented approximately 82.4% of Washington Federal’s total outstanding shares of common stock entitled to vote at the Special Meeting.

The vote results on the matters presented at the Special Meeting are set forth below.

1.    Approval of the Issuance of Shares of Washington Federal Common Stock. A proposal to approve the issuance of shares of Washington Federal common stock in connection with the merger as consideration to the shareholders of Luther Burbank Corporation pursuant to the merger agreement (the “Washington Federal share issuance proposal”) was approved upon the following votes:

Votes for	Votes Against	Abstentions	Broker Non-Votes
53,299,406	403,160	212,943	0

2.    Adjournment. A proposal to adjourn the Washington Federal special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Washington Federal special meeting to approve the Washington Federal share issuance proposal (the “Washington Federal adjournment proposal”). No adjournment of the Special Meeting was determined to be necessary or appropriate and, accordingly, the Special Meeting was not adjourned and proceeded to conclusion without consideration of a proposal to adjourn the Special Meeting.

Item 7.01	Regulation FD Disclosure

Also on May 5, 2023, Washington Federal and Luther Burbank issued a joint press release announcing the voting results of the Special Meeting and the results of the virtual special meeting of Luther Burbank shareholders held on May 4, 2023. A copy of the joint press release is attached hereto as Exhibit 99.1.

Information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Joint press release of Washington Federal Inc. and Luther Burbank Corporation, dated May 5, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

May 5, 2023	WASHINGTON FEDERAL, INC.

	By:	/s/ KELLI J. HOLZ
Kelli J. Holz
Executive Vice President and Chief Financial Officer

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